REIMBURSEMENT AGREEMENT

This Reimbursement Agreement (this “Agreement”) is entered into this 29th day of January, 2014, by and between Loton Corp., a Nevada corporation (“Loton”) and JJAT Corp., a Delaware corporation (“JJAT”). Each of Loton and JJAT may be referred to as a Party and collectively as the Parties.

RECITALS

WHEREAS, Loton entered into negotiations with the shareholders of OBAR Camden Holdings Limited (the “Company”) for the purposes of acquiring all of the capital stock of the Company (the “Transaction”);

WHEREAS, as a result of the negotiations, Loton has incurred, and is expected to incur various transaction costs and expenses, including the costs and expenses as reflected on Exhibit A, attached hereto (the costs and expenses set forth on Exhibit A and all other costs and expenses now or hereafter incurred by Loton with respect to the Transaction are referred to as the “Transaction Expenses”);

WHEREAS, Loton has determined that it will be unable to complete the Transaction on a timely basis due to a number of reasons, including its inability to raise enough financing to close the Transaction;

WHEREAS, JJAT, a company wholly owned by Robert Ellin, who is also a director and shareholder of Loton, has agreed to undertake to complete the Transaction in the place of Loton, which undertaking includes the obligation on the part of JJAT to pay for and reimburse Loton for all Transaction Expenses it has paid or incurred, or will pay or incur, with respect to the Transaction;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.            Transaction. Loton hereby authorizes JJAT to pursue and close the Transaction for its own account on the terms and conditions set forth in this Agreement. Except for the obligations incurred by JJAT under this Agreement, Loton hereby waives any claim against either JJAT or Robert Ellin in connection with the Transaction, including, without limitation, under any theory relating to the “corporate opportunity doctrine” or otherwise.

2.            Undertaking to Reimburse Loton. In consideration of the terms and conditions of this Agreement, JJAT agrees to pay and reimburse Loton for all Transaction Expenses it has paid or incurred, or hereafter may pay or incur, in connection with the Transaction, including, without limitation, the Transaction Expenses set forth on Exhibit A. The foregoing obligation shall not require JJAT to pay Loton’s costs and expenses in connection with any future acquisition by Loton of JJAT or any acquisition of the Company from JJAT, except as provided in any written definitive agreement, if any, executed in connection therewith,

3.            Representations and Warranties. Each Party represents and warrants to the other Party as follows:

A.	Such Party is duly organized, validly existing and in good standing under the laws of the state of its jurisdiction of organization, with full power and authority to conduct its business as now conducted, own its assets and enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by such Party, has been duly authorized by all requisite entity action on the part of such Party, and this Agreement constitutes, the legal, valid and binding obligations of such Party, enforceable against such Party in accordance with its terms; and

B.	The execution and delivery of this Agreement by such Party does not, and the performance of this Agreement will not, (a) conflict with or violate any United States federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Party or by or to which or to which such Party’s properties or assets is bound or subject, or (b) conflict with, violate or result in any default under such Party’s charter documents.

4.            Confidentiality. Unless consented to by the other Party, which consent will not be unreasonably withheld, each Party hereto will hold and will cause its agents, officers, directors, attorneys, employees, consultants and advisors to hold in strict confidence, unless compelled to be disclosed by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning any other Party furnished it by such other Party or its representatives in connection with the subject matter hereof (except to the extent that such information can be shown to have been (i) previously known by the Party to which it was furnished, (ii) in the public domain through no fault of such Party, or (iii) later lawfully acquired from other sources by the Party to which it was furnished), and each Party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. JJAT acknowledges that Loton may disclose this Agreement as part of its normal material agreement disclosure obligations under applicable securities laws and under the rules of securities marketplace where its common stock trades, and in press releases and investor presentations describing the business activities of Loton.

5.            Miscellaneous.

A.            This Agreement sets forth the entire understanding of the Parties and supersedes any prior agreement or understanding relating to the subject matter hereof. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

B.            Neither Party may assign, sell, transfer or otherwise convey, pledge or encumber any of its rights, obligations or interests under this Agreement without the prior written consent of the Party. In the event of any reorganization of JJAT, or JJAT shall consolidate with or merge into another person or entity or convey all or substantially all of its assets to another person or entity, then and in each such case the buyer or surviving entity in said transaction shall assume the obligation of JJAT under this Agreement.

C.            Except as otherwise provided herein, the provisions hereof shall insure to the benefit of, and be binding upon, the successor, assigns, heirs, executors and administrators of the Parties hereto.

D.            This Agreement shall be governed by and construed in accordance with the laws of the State of California. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or void in any jurisdiction to be unenforceable or void in any jurisdiction, the other provisions of this Agreement shall remain in full force and effect under applicable law and shall be construed in order to effectuate the purpose and intent of this Agreement. Any action brought by any Party hereto shall be brought in the courts located in Los Angeles County California.

E.            Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to arbitration, the prevailing Party shall be reimbursed by the non-prevailing Party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys’ fees.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first written above.

“Loton”	“JJAT”

Loton Corp.,	JJAT Corp.
a Nevada corporation	a Delaware corporation

By: Jay Krigsman	By: Rob Ellin
Its: Director, Authorized Signatory	Its: Director, Authorized Signatory

Exhibit A